AMENDED & RESTATED INVESTOR SERVICING AGREEMENT —

OPEN-END FUNDS

This AGREEMENT is made as of the 1st day of July, 2013, between each of the Putnam Funds listed in Appendix A hereto (as the same may from time to time be amended to add one or more additional Putnam Funds or to delete one or more of such Funds), each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each of such Funds being hereinafter referred to as the “Fund”), and Putnam Investment Management, LLC (the “Manager”), a Delaware limited liability company, and Putnam Investor Services, Inc. (the “Agent”), a Massachusetts corporation, and amends and restates the Amended and Restated Investor Servicing Agreement dated as of January 1, 2009 between each of the Funds, the Manager, and the Agent.

W I T N E S S E T H:

WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940;

WHEREAS, Putnam Fiduciary Trust Company has transferred, with the consent of the trustees of the Fund (the “Trustees”), its investor servicing business for the Fund to the Agent effective as of January 1, 2009;

WHEREAS, the Fund desires to engage the Manager and the Agent to provide all services required by the Fund in connection with the establishment, maintenance and recording of shareholder accounts, including without limitation all related tax and other reporting requirements, and the implementation of investment and redemption arrangements offered in connection with the sale of the Fund’s shares;

WHEREAS, the Agent, an affiliate of the Manager, is willing to provide such services and implement and administer such regulatory obligations on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

1.       APPOINTMENT.

The Fund hereby appoints the Agent as its “Investor Servicing Agent” on the terms and conditions set forth herein. In such capacity, the Agent shall act as transfer, distribution disbursing and redemption agent for the Fund and shall act as agent for the shareholders of the Fund in connection with the various shareholder investment and/or redemption plans from time to time made available to shareholders. The Agent hereby accepts such appointment and agrees to perform the respective duties and functions of such offices in accordance with the terms of this agreement and in a manner generally consistent with the practices and standards customarily followed by other high quality investor servicing agents for registered investment companies.

       Notwithstanding such appointment, however, the parties agree that the Manager may, upon thirty (30) days prior written notice to the Fund, assume such appointment and perform such duties and functions itself. Pending any such assumption, however, the Manager hereby guarantees the performance of the Agent hereunder and shall be fully responsible to the Fund, financially and otherwise, for the performance by the Agent of its agreements contained herein.

2.       GENERAL AUTHORITY AND DUTIES.

By its acceptance of the foregoing appointment, the Agent shall be responsible for performing all functions and duties which, in the reasonable judgment of the Fund, are necessary or desirable in connection with the establishment, maintenance and recording of the Fund’s shareholder accounts and the conduct of its relations with shareholders with respect to their accounts. Without limiting the generality of the foregoing, the Agent shall be responsible:

(a) as transfer agent, for performing all functions customarily performed by transfer agents for registered investment companies, including without limitation all functions necessary or desirable to establish and maintain accounts evidencing the ownership of securities issued by the Fund and, to the extent applicable, the issuance of certificates representing such securities, the recording of all transactions pertaining to such accounts, and effecting the issuance and redemption of securities issued by the Fund;

(b) as distribution disbursing agent, for performing all functions customarily performed by distribution disbursing agents for registered investment companies, including without limitation all functions necessary or desirable to effect the payment to shareholders of distributions declared from time to time by the Trustees;

(c) as redemption agent for the Fund, for performing all functions necessary or desirable to effect the redemption of securities issued by the Fund and payment of the proceeds thereof; and

(d) as agent for shareholders of the Fund, performing all functions necessary or desirable to maintain all plans or arrangements from time to time made available to shareholders to facilitate the purchase or redemption of securities issued by the Fund.

In performing its duties hereunder, in addition to the provisions set forth herein, the Agent shall comply with the terms of the Declaration of Trust, the Bylaws and the current Prospectus and Statement of Additional Information of the Fund, and with the terms of votes adopted from time to time by the Trustees and shareholders of the Fund, relating to the subject matters of this Agreement, all as the same may be amended from time to time.

3.       DELEGATION OF CERTAIN REGULATORY OBLIGATIONS

3.1       As of the date hereof and through the term of this Agreement, the Agent shall (i) perform the Fund’s obligations under the Fund’s Anti-Money Laundering Program, including a Customer Identification Program (“CIP”) (the “AML Program”) in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

2

Terrorism Act of 2001 (the “USA PATRIOT Act”), and (ii) perform the Fund’s obligations under the Fund’s policies and procedures to comply with the sanctions programs administered by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), Rule 22c-2 promulgated under the Investment Company Act of 1940, as amended (“Rule 22c-2”), Regulation S-P adopted by the Securities and Exchange Commission (“SEC”) and various state privacy requirements (collectively, “Reg S-P”), and the Federal Trade Commission’s (and by November 20, 2013, the SEC’s) Identity Theft Red Flags Rule (“Identity Theft Red Flags”).

3.2.       The Agent shall provide the Fund and its agents with reasonable access to all records related to the establishment and maintenance of accounts that have been retained in compliance with the Fund’s CIP and shall take such further action as may be reasonably requested by the Fund in order to facilitate compliance with the Fund’s CIP. The Agent shall provide adequate notice to customers of the Fund that the Fund is requesting information to verify their identities.

3.3       In connection with applicable anti-money laundering laws (including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, their implementing regulations, and related SEC rules and regulations) and in connection with the Fund’s AML Program and CIP, the Fund and the Agent hereby agree and covenant that the Agent will permit federal examiners, regulators and personnel of the Fund to (i) obtain all information such federal examiners, regulators or personnel of the Fund consider necessary or appropriate relating to the Fund’s AML Program and CIP and (ii) inspect the Agent, including its facilities and records, with respect to the Fund AML Program and CIP.

3.4.       The Agent shall provide the Fund and its agents with reasonable access to all records relating to its performance of the Fund’s OFAC, Rule 22c-2, Reg S-P, and Identity Theft Red Flags compliance programs, and will permit federal examiners, regulators, and personnel of the Fund to (i) obtain all information such federal examiners, regulators, or personnel of the Fund consider necessary or appropriate relating to such compliance programs and (ii) inspect the Agent, including its facilities and records, with respect to such compliance programs.

4. OTHER THIRD PARTY SERVICING ARRANGEMENTS

Servicing arrangements may currently exist or may in the future be established with various third parties (which may include entities affiliated with the Agent) who have agreed to provide services to shareholders or to retirement plans and their participants who invest in the Fund. The Agent, and not the Fund, shall be fully responsible for the payment of all amounts owing to such service providers and shall monitor the provision of such services to such shareholders or plans and participants, reporting to the Trustees at such times and in such manner as the Trustees may request from time to time.

5.       STANDARD OF SERVICE; COMPLIANCE WITH LAWS.

The Agent will use its best efforts to provide high quality services to the Fund’s shareholders and in so doing will seek to take advantage of such innovations and technological improvements as may be appropriate or desirable with a view to improving the quality and,

3

where possible, reducing the cost of its services to the Fund. In performing its duties hereunder, the Agent shall comply with the provisions of all applicable laws and regulations and shall comply with the requirements of any governmental authority having jurisdiction over the Agent or the Fund with respect to the duties of the Agent hereunder.

6.       COMPENSATION.

The Fund shall pay to the Agent, for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursements as may from time to time be approved by vote of the Trustees.

7.       DUTY OF CARE; INDEMNIFICATION.

The Agent will at all times act in good faith and exercise reasonable care in performing its duties hereunder. The Agent will not be liable or responsible for delays or errors resulting from circumstances beyond its control, including acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

The Agent may rely on certifications of the Clerk, the President, the Vice Chairman, the Executive Vice President, the Senior Vice President or the Treasurer of the Fund as to any action taken by the shareholders or Trustees, and upon instructions not inconsistent with this Agreement received from the President, Vice Chairman, the Executive Vice President, the Senior Vice President or the Treasurer of the Fund. If any officer of the Fund shall no longer be vested with authority to sign for the Fund, written notice thereof shall forthwith be given to the Agent by the Fund and, until receipt of such notice by it, the Agent shall be entitled to recognize and act in good faith upon certificates or other instruments bearing the signatures or facsimile signatures of such officers. The Agent may request advice of counsel for the Fund, at the expense of the Fund, with respect to the performance of its duties hereunder.

The Fund will indemnify and hold the Agent harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable fees and expenses of counsel) arising out of (i) any action taken by the Agent in good faith consistent with the exercise of reasonable care in accordance with such certifications, instructions or advice, (ii) any action taken by the Agent in good faith consistent with the exercise of reasonable care in reliance upon any instrument or certificate for securities believed by it (a) to be genuine, and (b) to be executed by any person or persons authorized to execute the same; provided, however, that the Agent shall not be so indemnified in the event of its failure to obtain a proper signature guarantee to the extent the same is required by the Declaration of Trust, Bylaws, current Prospectus or Statement of Additional Information of the Fund or a vote of the Trustees, and such requirement has not been waived by vote of the Trustees, or (iii) any other action taken by the Agent in good faith consistent with the exercise of reasonable care in connection with the performance of its duties hereunder.

4

       In the event that the Agent proposes to assert the right to be indemnified under this Section 7 in connection with any action, suit or proceeding against it, the Agent shall promptly after receipt of notice of commencement of such action, suit or proceeding notify the Fund of the same, enclosing a copy of all papers served. In such event, the Fund shall be entitled to participate in such action, suit or proceeding, and, to the extent that it shall wish, to assume the defense thereof, and after notice from the Fund to the Agent of its election so to assume the defense thereof the Fund shall not be liable to the Agent for any legal or other expenses. The parties shall cooperate with each other in the defense of any such action, suit or proceeding. In no event shall the Fund be liable for any settlement of any action or claim effected without its consent.

8.       MAINTENANCE OF RECORDS.

The Agent will maintain and preserve all records relating to its duties under this Agreement in compliance with the requirements of applicable statutes, rules and regulations, including, without limitation, Rule 31a-1 under the Investment Company Act of 1940. Such records shall be the property of the Fund and shall at all times be available for inspection and use by the officers and agents of the Fund. The Agent shall furnish to the Fund such information pertaining to the shareholder accounts of the Fund and the performance of its duties hereunder as the Fund may from time to time request. The Agent shall notify the Fund promptly of any request or demand by any third party to inspect the records of the Fund maintained by it and will act upon the instructions of the Fund in permitting or refusing such inspection.

9.       FUND ACCOUNTS.

All moneys of the Fund from time to time made available for the payment of distributions to shareholders or redemptions of shares, or otherwise coming into the possession or control of the Agent or its officers, shall be deposited and held in one or more accounts maintained by the Agent solely for the benefit of the Funds.

10.       INSURANCE.

The Agent will at all times maintain in effect insurance coverage, including, without limitation, Errors and Omissions, Fidelity Bond and Electronic Data Processing coverages, at levels of coverage consistent with those customarily maintained by other high quality investor servicing agents for registered investment companies and with such policies as the Trustees may from time to time adopt.

11.       EMPLOYEES.

The Agent shall be responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. The Agent shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all applicable employer taxes thereunder with respect to such agents and employees, and such agents and employees shall in no event be considered to be agents or employees of the Fund.

5

12.       TERMINATION.

This Agreement shall continue indefinitely until terminated by not less than ninety (90) days prior written notice given by the Fund to the Agent, or by not less than six months prior written notice given by the Agent to the Fund.

In the event that in connection with any such termination a successor to any of the Agent’s duties or responsibilities hereunder is designated by the Fund by written notice to the Agent, the Agent will cooperate fully in the transfer of such duties and responsibilities, including provision for assistance by the Agent’s personnel in the establishment of books, records and other data by such successor. The Fund will reimburse the Agent for all expenses incurred by the Agent in connection with such transfer.

13.       MISCELLANEOUS.

This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

A copy of the Declaration of Trust (including any amendments thereto) of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of the Fund.

6

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

THE PUTNAM FUNDS, listed on Appendix A

By	/s/ Jonathan S. Horwitz
Name:	Jonathan S. Horwitz
Title:	Executive Vice President, Principal
ExecutiveOfficer and Compliance Liaison

PUTNAM INVESTOR SERVICES, INC.

By	/s/ Steven D. Krichmar
Name:	Steven D. Krichmar
Title:	President

PUTNAM INVESTMENT MANAGEMENT, LLC

By	/s/ James P. Pappas
Name:	James P. Pappas
Title:	Director of Trustee Relations and Authorized Person

7

APPENDIX A

PUTNAM FUNDS

As amended as of April 4, 2023

Putnam Asset Allocation Funds

-Putnam Dynamic Asset Allocation Balanced Fund

-Putnam Dynamic Asset Allocation Conservative Fund

-Putnam Dynamic Asset Allocation Growth Fund

-Putnam Multi-Asset Income Fund

Putnam California Tax Exempt Income Fund

Putnam Convertible Securities Fund

Putnam Diversified Income Trust

Putnam Focused International Equity Fund

Putnam Funds Trust

-Putnam Core Bond Fund

-Putnam Core Equity Fund

-Putnam Dynamic Asset Allocation Equity Fund

-Putnam Emerging Markets Equity Fund

-Putnam Floating Rate Income Fund

-Putnam Focused Equity Fund

-Putnam Global Technology Fund

-Putnam Intermediate-Term Municipal Income Fund

-Putnam International Value Fund

-Putnam Mortgage Opportunities Fund

-Putnam Short Duration Bond Fund

-Putnam Short Term Investment Fund

-Putnam Short-Term Municipal Income Fund

-Putnam Small Cap Growth Fund

-Putnam Ultra Short Duration Income Fund

-Putnam Ultra Short MAC Series

George Putnam Balanced Fund

Putnam Global Health Care Fund

Putnam Global Income Trust

Putnam High Yield Fund

Putnam Income Fund

Putnam International Equity Fund

Putnam Investment Funds

-Putnam Government Money Market Fund

-Putnam International Capital Opportunities Fund

-Putnam Large Cap Growth Fund

-Putnam Research Fund

-Putnam Small Cap Value Fund

-Putnam Sustainable Future Fund

Putnam Large Cap Value Fund

A-1

Putnam Massachusetts Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

Putnam Money Market Fund

Putnam Mortgage Securities Fund

Putnam New Jersey Tax Exempt Income Fund

Putnam New York Tax Exempt Income Fund

Putnam Ohio Tax Exempt Income Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Target Date Funds

-Putnam Retirement Advantage Maturity Fund

-Putnam Retirement Advantage 2065 Fund

-Putnam Retirement Advantage 2060 Fund

-Putnam Retirement Advantage 2055 Fund

-Putnam Retirement Advantage 2050 Fund

-Putnam Retirement Advantage 2045 Fund

-Putnam Retirement Advantage 2040 Fund

-Putnam Retirement Advantage 2035 Fund

-Putnam Retirement Advantage 2030 Fund

-Putnam Retirement Advantage 2025 Fund

-Putnam Sustainable Retirement Maturity Fund

-Putnam Sustainable Retirement 2065 Fund

-Putnam Sustainable Retirement 2060 Fund

-Putnam Sustainable Retirement 2055 Fund

-Putnam Sustainable Retirement 2050 Fund

-Putnam Sustainable Retirement 2045 Fund

-Putnam Sustainable Retirement 2040 Fund

-Putnam Sustainable Retirement 2035 Fund

-Putnam Sustainable Retirement 2030 Fund

-Putnam Sustainable Retirement 2025 Fund

Putnam Sustainable Leaders Fund

Putnam Tax Exempt Income Fund

Putnam Tax-Free Income Trust

-Putnam Strategic Intermediate Municipal Fund

-Putnam Tax-Free High Yield Fund

Putnam Variable Trust

-Putnam VT Diversified Income Fund

-Putnam VT Emerging Markets Equity Fund

-Putnam VT Focused International Equity Fund

-Putnam VT George Putnam Balanced Fund

-Putnam VT Global Asset Allocation Fund

-Putnam VT Global Health Care Fund

-Putnam VT Government Money Market Fund

-Putnam VT Growth Opportunities Fund

-Putnam VT High Yield Fund

-Putnam VT Income Fund

-Putnam VT International Equity Fund

A-2

-Putnam VT International Value Fund

-Putnam VT Large Cap Value Fund

-Putnam VT Mortgage Securities Fund

-Putnam VT Multi-Asset Absolute Return Fund

-Putnam VT Multi-Cap Core Fund

-Putnam VT Research Fund

-Putnam VT Small Cap Growth Fund

-Putnam VT Small Cap Value Fund

-Putnam VT Sustainable Future Fund

-Putnam VT Sustainable Leaders Fund

THE PUTNAM FUNDS

By	/s/ Jonathan S. Horwitz
Name:	Jonathan S. Horwitz
Title:	Executive Vice President, Principal
Executive Officer and Compliance Liaison

PUTNAM INVESTOR SERVICES, INC.

By	/s/ Michael J. Woodall
Name:	Michael J. Woodall
Title:	President

PUTNAM INVESTMENT MANAGEMENT, LLC

By	/s/ Stephen J. Tate
Name:	Stephen J. Tate
Title:	Vice President and Chief Legal Officer

A-3